Exhibit 99.1

Arena Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO, April 17, 2017 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. Arena expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares are being offered by Arena. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Citigroup and Leerink Partners are acting as joint book-running managers for the offering.

The shares of common stock described above are being offered by Arena pursuant to a shelf registration statement filed by Arena with the Securities and Exchange Commission (SEC) that was declared effective on July 5, 2016. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525 ext. 6132, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Arena Pharmaceuticals

We are a biopharmaceutical company focused on developing novel, small molecule drugs with optimized receptor pharmacology designed to deliver broad clinical utility across multiple therapeutic areas. Our proprietary pipeline includes potentially first- or best-in-class programs for which we own global commercial rights. Our three most advanced investigational clinical programs are ralinepag (APD811) in Phase 2 evaluation for pulmonary arterial hypertension (PAH), etrasimod (APD334) in Phase 2 evaluation for multiple autoimmune indications, and APD371 in Phase 2 evaluation for the treatment of pain associated with Crohn’s disease. In addition, we have collaborations with the following pharmaceutical companies: Eisai Co., Ltd. and Eisai Inc. (commercial stage), Axovant Sciences Ltd. (Phase 2 candidate), and Boehringer Ingelheim International GmbH (preclinical candidate).

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about Arena’s expectations with respect to its proposed public offering. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the SEC, including Arena’s Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements represent our judgment as of the time of this press release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Company Contact:

Arena Pharmaceuticals, Inc.

Kevin R. Lind, Chief Financial Officer

klind@arenapharm.com

858.210.3636